UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

INNOVAGE HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	001-40159	81-0710819
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO (Address of principal executive offices)	80230 (Zip Code)

(844) 803-8745

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Patricia Fontneau

On March 29, 2023, the Board of Directors (the “Board”) of InnovAge Holding Corp. (the “Company”) appointed Patricia “Patty” Fontneau as a new member of the Board. Ms. Fontneau will serve as a Class III director until the Company’s Annual Meeting of Stockholders to be held in calendar year 2023, and until such time as her successor is duly elected and qualified, or until her earlier death, resignation or removal.

Ms. Fontneau, age 61, has served as chief executive officer of Reach Out and Read Colorado, an early literacy nonprofit, since August 2022. Prior to that, Ms. Fontneau served as President of the Benefit and Exchange Technology Solutions health plan business at Cigna from 2014 to 2022. From 2011 to 2014, Ms. Fontneau worked as the chief executive officer at a public health insurance marketplace, Connect for Health Colorado. Ms. Fontneau also ran the operations of Holme Roberts & Owen LLP, an international law firm, from 2008 to 2011. Ms. Fontneau earned a Bachelor of Science in Business Administration from the State University of New York at Oswego and a Master of Business Administration in Finance from New York University. Ms. Fontneau is a member of the boards of ProsperBridge, Public Education & Business Coalition and the Downtown Denver Partnership.

In connection with her appointment, Ms. Fontneau will receive a grant of restricted stock units with a grant date fair value of $100,000, vesting in full on the first anniversary of the grant date, subject to Ms. Fontneau’s continued service on the Board through such vesting date. Additionally, Ms. Fontneau will be entitled to receive a cash payment in the amount of $100,000 per year in respect of her service as a member of the Board. The Company will also enter into its standard form of indemnification agreement with Ms. Fontneau, the form of which was filed as Exhibit 10.2 to the Company’s Registration Statement filed with the Securities and Exchange Commission on Form S-1 on February 8, 2021.

The Company is not aware of any related party transactions or relationships between Ms. Fontneau and the Company that would require disclosure under Item 404(a) of Regulation S-K. Ms. Fontneau was not appointed as a director based on any arrangement or understanding between Ms. Fontneau and any other persons.

Resignation of Caroline Dechert and Pavithra Mahesh

On March 29, 2023, Caroline Dechert of Welsh, Carson, Anderson & Stowe (WCAS) and Pavithra Mahesh of Apax Partners each resigned from their positions as members of the Board. Their resignations were not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. WCAS and Apax Partners continue their active involvement on the Board and with the business of the Company.

Item 7.01	Regulation FD Disclosure.

On March 30, 2023, the Company issued a press release announcing the appointment and resignations described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished as part of this Report:

Exhibit#	Description

99.1	Press Release of InnovAge Holding Corp., dated March 30, 2023

104	Cover Page Interactive Data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2023
INNOVAGE HOLDING CORP.

	By:	/s/ Barbara Gutierrez
Name: Barbara Gutierrez
Title: Chief Financial Officer